Exhibit 99.2

2017 second quarter results	May 9, 2017
Prepared remarks
1

Prepared Remarks

Nuance Second Quarter Fiscal 2017
Nuance is providing these prepared remarks, in combination with its press release, to provide shareholders and analysts with additional time and detail for analyzing our results in advance of our quarterly conference call. These prepared remarks will not be read on the call.

The conference call will begin at 5:00 p.m. ET today and will include only brief opening comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing 800-230-1092 or 612-288-0329 at least five minutes prior to the call and referencing code 421039. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 421039.

Please see the section, “Discussion of Non-GAAP Financial Measures,” later in this document for more details on our non-GAAP financial measures.

Summary of Business and Financial Trends
We delivered strong results in the second quarter of FY 17 led by increased bookings and revenue for our enhanced offerings that combine artificial intelligence with speech and natural language technologies, including notably our Enterprise omni-channel and biometrics offerings, Dragon Medical cloud solution, and automotive business. Our 1H 17 performance, along with our 2H 17 outlook, give us confidence to raise our net new bookings FY17 guidance while we continue to focus on delivering organic revenue growth, maintaining cost discipline, and increasing profitability.

Highlights of the solid performance and momentum across our business are demonstrated by the following key financial metrics:

•	Net new bookings in the quarter of $410.4 million, up 31% compared to Q2 16;

•	Organic non-GAAP revenue growth of 1% on a year-over-year basis;

•	GAAP revenue of $499.6 million and non-GAAP revenue of $511.1 million, in Q2 17;

•	Recurring revenue at 74% of total GAAP revenue, and at 75% of total non-GAAP revenue, an increase of 300 basis points and 400 basis points, respectively, from Q2 16; and,

•	GAAP diluted EPS of $(0.12) and non-GAAP diluted EPS of $0.43 in Q2 17.

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
2

(Beginning this quarter, we are changing the method of calculating our non-GAAP income tax provision in accordance with the SEC Non-GAAP Financial Measures Compliance and Disclosure Interpretation. For this quarter only, we will provide our non-GAAP tax provisions using both the prior and new methods. This change in methods will not affect our non-GAAP profit before tax, annual cash tax payments, or cash flows, but will result in higher reported non-GAAP tax provisions. The details of this change are discussed later in this document under the “Change in Non-GAAP income tax provision” section. We will continue to provide supplemental information related to our cash taxes under the prior non-GAAP tax provision method, which is equivalent to our GAAP current tax provision.)

We continue to see strong global customer demand and adoption for our most advanced solutions, technology, and deep domain expertise. In particular, we see increasing interest in our AI, cloud, and virtual assistant offerings; sustained performance in our core domains; and, additional expansion in international markets. These are demonstrated by the following:

•
Sustained demand for Dragon Medical cloud and integrated solutions this quarter for healthcare institutions that need cloud-based and flexible offerings that provide real-time intelligence, reduce physician fatigue, improve the patient experience, and control costs;

•	Expanded relationship with market leading EHR, Epic, to offer virtual assistants and deeply embedded computer assisted physician documentation that provides better patient experiences;

•	Strategic wins this quarter from Audi, BMW, Fujitsu-Ten, Melco, and Geely led by demand for our cognitive and voice capabilities within our Dragon Drive platform;

•	Partnerships with communication service providers as they look to us to design conversational experiences for the living room and smart home, with Q2 wins such as Cablevision and Roku;

•	Continued momentum for our Enterprise omni-channel solutions with notable wins, such as UPS, and significant launches with Nina at FedEx, Domino’s in Australia, and Santander in the UK;

•	MFP Print and Scan partnerships to provide innovative UI and workflow solutions that enhance and extend the value of hardware platforms;

•	Increased demand for biometrics, which continues to be one of our fastest growing products in Enterprise, with key design wins in Q2, including a large financial services company; and,

•
Continued expansion of our telecommunications and cable service provider business globally with renewals and wins with Claro Brazil, Comcast, and T-Mobile as we empower telecommunications and cable service providers with voice, artificial intelligence and data analytics capabilities to drive more revenue for our customers.

Key Financial Results for Second Quarter 2017
We delivered another strong quarter with solid performance and momentum in Q2. Our improved performance is evidenced in net new bookings, revenue, recurring revenue, and EPS as indicated below.

Net New Bookings

•
We delivered net new bookings in Q2 17 of $410.4 million, up 31% year-over-year. This growth was led by Dragon Medical cloud, Automotive, and our Enterprise omni-channel and biometrics offerings. Q2 17 was our best quarter for Enterprise bookings and second best quarter for Dragon Medical cloud bookings.

•	We continue to see robust demand for our integrated clinical documentation offerings as they provide our customers with an optimized usage solution between transcription and Dragon Medical.

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
3

Table: Net New Bookings

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017
Net New Bookings (in millions)	$308.7	$313.7	$362.9	$516.9	$1,502.3	$380.3	$410.4
Revenue

•
In Q2 17, we exceeded our guidance and returned to organic revenue growth. We delivered GAAP revenue of $499.6 million, up 4% from a year ago. Non-GAAP revenue was $511.1 million, up 5% from a year ago, and up 1% on an organic basis. Our year-over-year performance reflects strong growth across offerings in our Enterprise segment, Dragon Medical cloud, automotive, and mobile operator services. These areas of growth were offset by mix shift from perpetual to cloud revenue models, especially in Dragon Medical, headwinds from MFP Print and Scan, and continued expected declines in HIM and handsets.

•
As of the end of 1H 17, the headwinds from our handset business and the transition from Dragon Medical perpetual to cloud are now largely behind us, and we remain on track for revenue growth from our growth businesses to surpass revenue declines in our declining businesses in 2H 17.

Transition to Recurring Revenue

•
In Q2 17, GAAP recurring revenue was $370.2 million, compared to $339.6 million a year ago. Non-GAAP recurring revenue was $381.7 million compared to $345.8 million a year ago. This was led by an increase in our cloud-based, Enterprise omni-channel solutions and Dragon Medical cloud, with hosting revenue reaching a record 40% of overall revenue in the quarter. GAAP recurring revenue increased to 74% in Q2 17 compared to 71% in Q2 16. Non-GAAP recurring revenue increased to 75% in Q2 17 compared to 71% in Q2 16.

Table: Non-GAAP Revenue by Type and as % of Total Non-GAAP Revenue*

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017
Hosting	$179.7	$187.1	$183.2	$189.3	$739.2	$195.6	$204.8
% of Revenue	36%	38%	38%	37%	37%	39%	40%
Maintenance and Support	$80.2	$80.0	$82.5	$82.0	$324.7	$82.7	$82.0
% of Revenue	16%	16%	17%	16%	16%	17%	16%
Perpetual Product and Licensing	$117.2	$90.2	$82.3	$100.5	$390.2	$79.3	$77.0
% of Revenue	24%	19%	17%	20%	20%	16%	15%
Recurring Product and Licensing	$67.9	$74.1	$75.3	$81.7	$299.1	$78.2	$90.6
% of Revenue	14%	15%	16%	16%	15%	16%	18%
Professional Services	$50.0	$55.9	$61.5	$58.9	$226.3	$60.3	$56.7
% of Revenue	10%	11%	13%	11%	11%	12%	11%
Total revenue	$494.9	$487.4	$484.9	$512.4	$1,979.6	$496.0	$511.1
Total Recurring Revenue *	$332.5	$345.8	$345.0	$357.1	$1,380.3	$360.5	$381.7
% of Revenue	67%	71%	71%	70%	70%	73%	75%

* Total non-GAAP recurring revenue is the sum of recurring product and licensing, hosting, and maintenance and support revenue as well as the portion of non-GAAP professional services revenue delivered under ongoing subscription contracts. Non-GAAP recurring product and licensing revenue comprises term-based and ratable licenses as well as revenue from royalty arrangements.

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
4

•
At the end of the quarter, the Estimated 3-Year Value of Total On-Demand Contracts was $2,568.3 million, up from $2,161.3 million a year ago driven primarily by our Enterprise omni-channel solutions, Dragon Medical cloud and integrated clinical documentation solutions, and automotive and mobile operator bookings.

Table: Estimated On-Demand Contract Values

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Estimated 3-Year Value of Total On-Demand Contracts (in millions)	$2,245.3	$2,161.3	$2,161.1	$2,430.0	$2,499.4	$2,568.3

Gross Margin

•
GAAP gross margin in Q2 17 was 57.3%, an increase of 20 basis points year-over-year. Q2 17 non-GAAP gross margin was 63.4%, an increase of 40 basis points year-over-year. The increase in gross margin was driven by cost discipline and continued scale in our hosted and cloud solutions, partially offset by lower professional service margins in our Healthcare segment.

Operating Expenses and Operating Margin

•
Q2 17 GAAP operating expenses were $254.6 million, compared to $240.3 million a year ago. GAAP operating margin was 6.3%, a decrease of 60 basis points year-over-year. Q2 17 non-GAAP operating expenses were $167.5 million, compared to $168.6 million a year ago. Q2 17 non-GAAP operating margin was 30.6%, an increase of 220 basis points year-over-year primarily due to higher revenue while maintaining flat operating expenses as we maintained our cost discipline.

•
As discussed in prior quarters, we continue to execute on our formal transformation program, focusing our investments on our best growth opportunities, increasing operating efficiencies, and reducing costs.

Interest Expense

•
GAAP net interest expense was $36.6 million in Q2 17, up $5.9 million year-over-year. Non-GAAP net cash interest expense was $22.8 million in Q2 17, up $4.7 million year-over-year. The increase in non-GAAP net cash interest expense in Q2 17 is primarily a result of capital market activities, including the issuance in December 2016 of $500 million in senior notes bearing interest at 5.625% and the issuance in March 2017 of $350 million in convertible notes bearing interest at 1.25%, net of impact from the retirement of $600 million of our high yield bonds bearing interest at 5.375% in January 2017.

Provision for Income Taxes
(As noted earlier, beginning this quarter we are changing our method for calculating non-GAAP income taxes. Further detail provided below.)

•	Our Q2 17 GAAP provision for income taxes was $9.1 million, compared to $9.2 million a year ago.

•
Under the prior method, our Q2 17 non-GAAP provision for income taxes was $7.2 million, compared to $5.2 million a year ago. The non-GAAP tax rate under the prior method was 5.4% in Q2 17, compared to 4.3% a year ago.

•
Under the new method, Q2 17 non-GAAP provision for income taxes was $39.9 million, compared to $33.8 million a year ago. The non-GAAP tax rate under the new method was 30.1% in Q2 17, compared to 28.1% a year ago. The increase in non-GAAP income tax rate under the new method was mainly due to the higher level of pre-tax income being generated in the United States.

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
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Earnings Performance

•
GAAP EPS in Q2 17 was $(0.12) per share, compared to $(0.02) a year ago. In Q2 17, non-GAAP EPS based on the prior method of calculating our tax provision was $0.43, up $0.05 from a year ago and exceeding mid-point guidance by $0.05. Non-GAAP profitability was up year-over-year due to lower expenses and higher revenue in the quarter. Using the new method of calculating non-GAAP income taxes, non-GAAP EPS was $0.32 in Q2 17, up $0.03 from a year ago.

•
During Q2 17, we repurchased 5.8 million shares of our common stock for $99.1 million in conjunction with the issuance of a new convertible debenture. As of March 31, 2017, we had approximately $193.4 million remaining under the Board’s repurchase program authorization.

Cash Flow from Operations (CFFO)

•
Q2 17 CFFO was $125.4 million, a decline of 22% year over year, and in line with our expectations. CFFO as a percent of non-GAAP net income, under the prior method, was 100%, and 110% for the first half of FY17 also in line with our annual target of 110%. CFFO as a percent of non-GAAP net income, under the new method, was 135% in Q2 17.

Table: Operating Cash Flow

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017
Cash Flow from Operations (in millions)	$141.1	$159.9	$125.9	$138.9	$565.8	$124.9	$125.4

•
As of March 31, 2017, our balance of cash, cash equivalents and marketable securities was $831.2 million, a decrease from $1,137.5 million at December 31, 2016. This decrease was primarily due to paying down approximately $600 million of our high yield bonds in January 2017, offset by the issuance of a new convertible debenture in March 2017 and cash flow from operations during the quarter.

Days Sales Outstanding (DSO)

•	In Q2 17, DSO was 69 days, up 1 day compared to a year ago.

Table: Days Sales Outstanding (DSO)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Days Sales Outstanding	69	68	68	67	71	69

Deferred Revenue

•	We ended Q2 17 with deferred revenue of $802.4 million, up 7% from a year ago. Deferred revenue growth was driven by our hosted solutions, most notably for our automotive connected services.

Table: Total Deferred Revenue

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Total Deferred Revenue (in millions)	$732.7	$748.5	$729.1	$736.1	$802.5	$802.4

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
6

Segment Discussions

Healthcare
In our Healthcare segment, we generated strong net new bookings in the quarter and continued to advance our strategy for end-to-end clinical documentation. Segment revenue was $238.5 million, down approximately 2% as reported on a year-over-year basis due to continued, as expected erosion in our HIM business partly offset by growth in our Dragon Medical cloud offerings. Segment margin of 35% was up 300 basis points over the same period last year as we saw strength in clinical documentation hosting margins and reduced operating expenses. Highlights for Healthcare include:

•	Q2 was another strong quarter for net new bookings up 28% year-over-year driven by clinical documentation offerings;

•
We saw continued momentum for our more comprehensive integrated Healthcare offerings that combine Dragon Medical cloud and transcription solutions as marquee accounts, such as Tenet Health Systems, look to layer on additional capabilities;

•
We expanded our partnerships with EHR vendors as they leverage our innovation in artificial intelligence, computer-assisted clinical documentation, and virtual assistants to offer more comprehensive solutions to improve the experience of patients and healthcare providers;

•
We were named the leading vendor in two industry categories by KLAS, an independent research company: Nuance PowerScribe® 360 ranked #1 for Front-End Speech Recognition for Imaging and Nuance ranked #1 for Quality Management for the third consecutive year for Clintegrity Quality Management solutions; and,

•
As noted previously, we expect overall revenue in Healthcare to decline in FY17 owing to continued erosion in our HIM business. We see this trend reversing in FY18 as growth businesses in Healthcare, particularly Dragon Medical, will surpass our declining HIM business.

Table: Healthcare Lines

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Annualized line run-rate in healthcare on-demand business (in billions)	5.140	5.130	5.003	4.785	4.651	4.743

Mobile
Our Mobile segment returned to organic revenue growth for the first time since Q4 15 driven by automotive and mobile operator services. Segment revenue was $100.2 million, up approximately 9% from a year ago. Segment margin was 40%, an increase of 400 basis points from a year ago driven by improved cloud margins and lower research and development expenses. Highlights for the segment include:

•
Continued strong net new bookings performance from our automotive business line, with strategic customer wins, including Audi, BMW, Fujitsu-Ten, Melco, and Geely. Our technologies continue to be core to the Human Machine Interface (HMI) innovation stack, integrating additional cognitive and voice capabilities from our Dragon Drive platform;

•
We continued to expand our work with global telecommunications and cable service providers as we secured renewals with Claro Brazil, Comcast, and T-Mobile. We empower these operators with voice, artificial intelligence and data analytics capabilities to drive more revenue;

•	Continued demand from Communication Service Providers for smart home and TV solutions with wins including Cablevision and Roku;

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
7

•
We secured two customer awards underscoring our commitment to customer innovation: the Partner Excellence Award from Banma for the SAIC Roewe RX5 system (China's first Internet car), and the Good Technology award from Fujitsu-Ten. Both awards are testaments to our innovation and technology performance as well as our ability to closely partner with our customers to deploy industry-leading solutions; and,

•	Recurring revenue across the business continued to increase led by recurring product and licensing revenue in our automotive business.

Enterprise
Enterprise recorded its eighth consecutive quarter of sequential revenue growth with segment revenue at $119.4 million, up $24.9 million year-over-year. Segment margin was 35%, a decrease of 100 basis points from a year ago due to growth in cloud services revenue at lower gross margins. Highlights for Enterprise include:

•
Strength across many of our omni-channel cloud and on-premise solutions including our security and biometric offerings, as large enterprises want to create better and more secure experiences for their customers;

•	Global demand for Enterprise solutions with net new bookings strength in EMEA and APAC for our biometrics and NINA offerings;

•	Continued strength in bookings across our key channel partners powered by growing demand for our customer engagement portfolio;

•	We received 8 Stevie awards across our Enterprise solutions including Customer Service Solutions Technology Partner of the Year; and,

•	Our Nina solution, which consistently delivers superior customer experience and tangible business results for our clients, was ranked the number one intelligent assistant by Opus Research.

Imaging
Our Imaging business was down 7% year-over-year in the second quarter of fiscal 2017 as segment revenue decreased to $53.0 million. The decline was driven by lower MFP revenue as we continue to work through our reorganization of the Imaging sales team. Segment profit margin was 35% in Q2 17, down 400 basis points from Q2 of last year due to lower revenue. Highlights for the segment include:

•	Net new bookings were up for the quarter on a year-over-year basis with notable wins for our Core Imaging and MFP Print/Scan solutions in key accounts, such as Lexmark, UPMC, USDA, and Airbus; and,

•	We saw sequential revenue and margin improvement from Q1 17 driven by the implementation of a rigorous sales management and execution strategy program with better processes and forecasting.

Table: Non-GAAP Revenue by Segment

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017
Healthcare	$248.1	$244.4	$241.0	$239.8	$973.3	$239.2	$238.5
Yr/yr. Organic Growth	1%	1%	(6)%	(11)%	(4)%	(6)%	(5)%
Mobile	$96.4	$91.8	$91.8	$97.2	$377.3	$91.8	$100.2
Yr/yr. Organic Growth	(0)%	(16)%	(4)%	(9)%	(8)%	(5)%	8%
Enterprise	$88.8	$94.4	$95.2	$109.0	$387.5	$112.9	$119.4
Yr/yr. Organic Growth	(2)%	13%	10%	16%	9%	15%	14%
Imaging	$61.6	$56.7	$56.8	$66.4	$241.6	$52.1	$53.0
Yr/yr. Organic Growth	3%	(5)%	1%	7%	2%	(15)%	(7)%
Total revenue	$494.9	$487.4	$484.9	$512.4	$1,979.6	$496.0	$511.1
Yr/yr. Organic Growth	0%	(1)%	(2)%	(4)%	(2)%	(3)%	1%
Yr/yr. Constant Currency Organic Growth						(3)%	1%

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
8

Table: Non-GAAP Segment Profit

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017
Healthcare	$81.2	$78.4	$78.1	$75.7	$313.5	$78.6	$83.3
Segment Profit as % of Segment Revenue	33%	32%	32%	32%	32%	33%	35%
Mobile	$33.8	$33.4	$31.0	$35.2	$133.4	$33.5	$40.4
Segment Profit as % of Segment Revenue	35%	36%	34%	36%	35%	36%	40%
Enterprise	$26.2	$34.1	$31.1	$38.6	$130.0	$32.0	$41.8
Segment Profit as % of Segment Revenue	30%	36%	33%	35%	34%	28%	35%
Imaging	$27.0	$22.2	$20.6	$31.0	$100.8	$17.6	$18.5
Segment Profit as % of Segment Revenue	44%	39%	36%	47%	42%	34%	35%
Total segment profit	$168.2	$168.1	$160.8	$180.6	$677.6	$161.6	$184.0
Total segment profit as % of total segment revenue	34%	34%	33%	35%	34%	33%	36%

Change in Non-GAAP Income Tax Provision

As noted earlier, beginning this quarter, we are changing our method for calculating our non-GAAP income tax provision in accordance with the SEC Non-GAAP Financial Measures Compliance and Disclosure Interpretation related to presenting income taxes in non-GAAP performance measures. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. Set forth below is a presentation of our Provision for Income Taxes under both the prior and new methods for the first two quarters of 2017, each of the quarters of 2016, and full year fiscal 2015.

Table: Non-GAAP Net Income and Non-GAAP Earnings Per Share (Prior Method)

Non-GAAP Prior Method	FY 2015	FY 2016	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Profit before tax (PBT)	$430.9	$480.7	$119.2	$120.2	$112.9	$128.4	$109.1	$132.6
Cash Tax ($) As a % of PBT	$19.3 4.5%	$26.3 5.5%	$6.2 5.2%	$5.2 4.3%	$5.1 4.5%	$9.9 7.7%	$6.5 6.0%	$7.2 5.4%
Non-GAAP Net Income (NGNI)	$411.6	$454.4	$113.0	$115.0	$107.8	$118.6	$102.5	$125.5
Non-GAAP EPS	$1.27	$1.52	$0.36	$0.38	$0.38	$0.41	$0.35	$0.43
Cash Flow from Operations (CFFO)	$487.6	$565.8	$141.1	$159.9	$125.9	$138.9	$124.9	$125.4
CFFO as a % of Non-GAAP Net Income	118%	125%	125%	139%	117%	117%	122%	100%

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
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Table: Non-GAAP Net Income and Non-GAAP Earnings Per Share (New Method)

Non-GAAP New Method	FY 2015	FY 2016	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Profit before tax (PBT)	$430.9	$480.7	$119.2	$120.2	$112.9	$128.4	$109.1	$132.6
Non-GAAP effective tax	$122.6 28.4%	$137.3 28.6%	$36.1 30.3%	$33.8 28.1%	$29.6 26.2%	$37.7 29.4%	$32.2 29.5%	$39.9 30.1%
Non-GAAP Net Income (NGNI)	$308.4	$343.4	$83.0	$86.4	$83.3	$90.7	$76.9	$92.8
Non-GAAP EPS	$0.95	$1.15	$0.26	$0.29	$0.30	$0.31	$0.26	$0.32
Cash Flow from Operations (CFFO)	$487.6	$565.8	$141.1	$159.9	$125.9	$138.9	$124.9	$125.4
CFFO as a % of Non-GAAP Net Income	158%	165%	170%	185%	151%	153%	162%	135%

Guidance and Outlook

In the third quarter and fiscal year of 2017, we expect a continuation of the market trends we have experienced in recent quarters. We intend to continue to improve our financial performance by investing in key growth areas, strengthening our competitive positions, and maintaining our cost discipline.

Our enhanced pipeline coverage, strength in bookings in Q2, and outlook for the remainder of the year give us confidence to raise our net new bookings growth for FY17 to 6% to 10% from our prior guidance range of 2% to 6%. We expect this strong performance to be driven by our Dragon Medical cloud and integrated Healthcare offerings, automotive, mobile operator services, Enterprise solutions including voice biometrics, and a rebound in Imaging in the second half of the year.

Additionally, we are narrowing our revenue guidance range and effectively raising our midpoint from $2,045 million to $2,050 million. Similarly, for EPS we are tightening our range and raising our midpoint from $1.58 to $1.59 for FY17 (prior method). This new earnings range accounts for the accelerated bookings performance for the year, which will have associated higher sales costs and commissions resulting in a negative effect of $0.02 on EPS.

In Q3 17 and over the second half of the year, we expect revenue growth in Enterprise, automotive, mobile operator services, and Dragon Medical solutions. This will be offset to some degree by continued erosion in our HIM business, declines in our handset business, and continued pressures on Imaging revenues. Additionally, as mentioned in prior quarters, we see our Healthcare segment returning to growth in FY18 as growth in our Dragon Medical business is projected to outpace the declines in our HIM business.
We continue to execute on our formal transformation program, reducing costs and prioritizing investments for stronger bookings and revenue growth. As we advance through the year, we expect margins to remain stable as we continue to scale in our transactional/cloud businesses and benefit from our margin improvement initiatives.

After taking these factors into account, we expect the following for the third quarter fiscal 2017:

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2017 second quarter results	May 9, 2017
Prepared remarks
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•	GAAP revenue between $495.0 million and $509.0 million;

•	Non-GAAP revenue between $503.0 million and $517.0 million;

•	GAAP EPS between $(0.08) and $(0.04); and,

•
Using our prior method of calculating non-GAAP income taxes, non-GAAP EPS guidance would have been between $0.37 and $0.41. Under the new method, we are guiding non-GAAP EPS between $0.27 and $0.30. Effective Q3 17, we will only report results using our new method.

For the full year fiscal 2017:

•	Increased net new bookings growth to 6% to 10% from 2% to 6%;

•	GAAP revenue between $1,994 million and $2,034 million;

•
Non-GAAP revenue in the range of $2,030 million and $2,070 million, raising our midpoint from $2,045 million to $2,050 million, and narrowing the range from our previous guidance of $2,020 million to $2,070 million;

•	Organic non-GAAP revenue growth of approximately 1%;

•	Recurring revenue of approximately 73% of total revenue, narrowing our guidance from our previous range of 72% to 73%;

•	Non-GAAP gross margin of approximately 63%;

•	Non-GAAP operating margin of approximately 28% to 29%;

•	GAAP EPS between $(0.32) and $(0.24);

•
Using our prior method of calculating non-GAAP income taxes, non-GAAP EPS guidance would have been between $1.55 and $1.63, raising our midpoint from $1.58 to $1.59. Under the new method, we are guiding non-GAAP EPS between $1.13 and $1.19. Effective Q3 17, we will only report results using our new method;

•
Using our prior method of calculating non-GAAP income taxes, CFFO as a percentage of non-GAAP net income guidance would have been 110%. Under the new method, we are guiding CFFO as a percentage of non-GAAP net income of approximately 150%. Effective Q3 17, we will only report results using our new method;

•	Capital expenditures of approximately $50 million to $60 million;

•	Net cash interest expense of approximately $90 million;

•	Non-GAAP tax rate (new method) of approximately 31% in FY17;

•	Net cash tax rate of approximately 5% to 6% in FY17; and,

•	Diluted share count of approximately 296 million shares.

This ends the prepared conference call remarks.

Definitions
Certain supplemental data provided in the prepared call remarks above are based upon internal Nuance definitions that are important for the reader to understand.

Non-GAAP Organic Revenue Growth. Organic revenue growth is calculated by comparing current period non-GAAP revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired by Nuance as if we had owned the acquired businesses in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar-denominated transactions recorded in those entities, converted into United States dollars using the average exchange rates from the prior year period rather than the actual exchange rates in effect during the current period.

Bookings. Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value. For contracts where revenue is based on transaction volume, the bookings value

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represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings. Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Annualized line run-rate in Nuance’s healthcare on-demand business. We determine this run rate using billed equivalent line counts in a given quarter, multiplied by four.

Estimated 3-year value of total on-demand contracts. We determine this value as of the end of the period reported, by using our best estimate of three years of anticipated future revenue streams under signed on-demand contracts then in place, whether or not they are guaranteed through a minimum commitment clause. Our best estimate is based on assumptions used in evaluating the contracts and determining sales compensation, adjusted for changes in estimated launch dates, actual volumes achieved and other factors deemed relevant. For contracts with an expiration date beyond three years, we include only the value expected within three years. For other contracts, we assume renewal consistent with historic renewal rates unless there is a known cancellation. Investors should be aware that most of these contracts are priced by volume of usage and typically have no or low minimum commitments. Actual revenue could vary from our estimates due to factors such as cancellations, non-renewals or volume fluctuations.

Segment profit. Segment profit reflects the direct controllable costs of each segment together with an allocation of sales and corporate marketing expenses, and certain research and development project costs that benefit multiple product offerings. Segment profit represents income from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related costs, net, restructuring and other charges, net, costs associated with intellectual property collaboration agreements, other income (expense), net and certain unallocated corporate expenses.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; changes to economic conditions in the United States and internationally; fluctuating currency rates, our ability to control and successfully manage our expenses and cash position; our ability to execute our transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and

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in our Quarterly Report on Form 10-Q. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2017 and 2016, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from TouchCommerce, Notable Solutions and Quantim for the three and six months ended March 31, 2017, that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain

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transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments to be largely unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we expect to incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We provide supplemental non-GAAP financial measures, which exclude the amortization of acquired intangible assets. Amortization of acquired intangibles assets is inconsistent in amount and frequency and is significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs associated with IP collaboration agreement.
We entered into IP collaboration agreements with a third party to gain access to the third party's extensive speech recognition and natural language and semantic processing technologies. The contracts had terms ranging between five and six years all ending during or before fiscal year 2016. Depending on the agreement, some or all intellectual property derived from these collaborations is jointly owned by the two parties. We had sole rights to commercialize a majority of the developed intellectual property for periods ranging between two to six years, depending on the agreement. These sole-commercialization rights expired in fiscal year 2016. We consider these

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long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity occurring outside of our normal, organic, continuing operating activities. We are therefore presenting supplemental non-GAAP financial measures to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Costs associated with the research and development portion of the agreements have been excluded from research and development expense and costs for the marketing exclusivity period are excluded from sales and marketing expense.

Non-cash expenses.
We provide supplementary non-GAAP financial measures relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest expense. These items are further discussed as follows:

Stock-based compensation. Stock-based compensation consists primarily of expenses for employee restricted stock and restricted stock unit awards, including awards associated with acquisitions. We evaluate our financial performance both with and without these expenses because they are non-cash, are generally not controllable in the short-term and can vary significantly based on the Company’s stock price, timing, size and nature of awards granted, including the timing and amount of new grants associated with acquisitions. We do not include such expenses in our operating plans. We expect stock-based compensation to continue and may vary significantly in future periods.

Non-cash interest expense. We also exclude non-cash interest expense arising from the accretion of the equity component of our convertible debentures, amortization of deferred debt issuance costs, and accretion of debt discount and debt premium. We evaluate our financial performance both with and without these non-cash interest expenses because the non-cash component often varies significantly from period-to-period based on the timing, term and amount of the debentures. These non-cash expenses will continue in future periods.

Other Expenses.
We provide supplementary non-GAAP financial measures that exclude certain other expenses that arise outside of the ordinary course of continuing operations in order to measure the operating performance of the business both with and without these expenses. By providing this information, we believe management, as well as other users of our financial statements, are better able to understand the financial performance of our continuing operations. Expenses excluded are items such as restructuring and other charges, net, loss on extinguishment of debt, and contributions to the Nuance Foundation which was established to provide grants to educational institutions and other non-profit organizations to advance charitable, scientific, literary or educational purposes. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program are also excluded.

Non-GAAP Income Tax provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
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importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP information included in this document should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Financial Tables Follow

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
16

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016

Revenues:
Professional services and hosting	$258,690	$240,196	$512,107	$467,331
Product and licensing	159,258	158,622	311,010	337,672
Maintenance and support	81,625	79,915	164,114	159,845
Total revenues	499,573	478,733	987,231	964,848

Cost of revenues:
Professional services and hosting	164,170	154,712	329,062	307,971
Product and licensing	18,790	20,823	37,168	44,235
Maintenance and support	13,240	13,626	26,838	26,922
Amortization of intangible assets	17,218	16,339	32,760	31,970
Total cost of revenues	213,418	205,500	425,828	411,098

Gross profit	286,155	273,233	561,403	553,750

Operating expenses:
Research and development	66,232	67,226	132,554	137,751
Sales and marketing	93,674	92,837	195,190	193,427
General and administrative	41,518	45,940	81,308	86,441
Amortization of intangible assets	27,912	26,448	55,771	53,481
Acquisition-related costs, net	5,379	1,225	14,405	3,705
Restructuring and other charges, net	19,911	6,652	26,614	14,540
Total operating expenses	254,626	240,328	505,842	489,345

Income from operations	31,529	32,905	55,561	64,405
Other expense, net	(56,196)	(30,706)	(93,803)	(66,504)
(Loss) income before income taxes	(24,667)	2,199	(38,242)	(2,099)
Provision for income taxes	9,141	9,245	19,494	17,012
Net loss	$(33,808)	$(7,046)	$(57,736)	$(19,111)

Net loss per share:
Basic	$(0.12)	$(0.02)	$(0.20)	$(0.06)
Diluted	$(0.12)	$(0.02)	$(0.20)	$(0.06)

Weighted average common shares outstanding:
Basic	291,021	298,012	289,976	303,050
Diluted	291,021	298,012	289,976	303,050

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
17

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	March 31, 2017	September 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$625,640	$481,620
Marketable securities	160,836	98,840
Accounts receivable, net	385,895	380,004
Prepaid expenses and other current assets	92,411	78,126
Total current assets	1,264,782	1,038,590

Marketable securities	44,697	27,632
Land, building and equipment, net	167,985	185,169
Goodwill	3,525,899	3,508,879
Intangible assets, net	735,965	762,220
Other assets	135,023	138,980
Total assets	$5,874,351	$5,661,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$366,604	$—
Contingent and deferred acquisition payments	29,795	9,468
Accounts payable and accrued expenses	293,218	332,258
Deferred revenue	390,039	349,173
Total current liabilities	1,079,656	690,899

Long-term portion of debt	2,217,869	2,433,152
Deferred revenue, net of current portion	412,363	386,960
Other liabilities	214,793	219,129
Total liabilities	3,924,681	3,730,140

Stockholders' equity	1,949,670	1,931,330
Total liabilities and stockholders' equity	$5,874,351	$5,661,470

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
18

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016

Cash flows from operating activities:
Net loss	$(33,808)	$(7,046)	$(57,736)	$(19,111)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58,638	57,551	116,644	115,826
Stock-based compensation	40,348	38,163	79,478	80,511
Non-cash interest expense	13,732	12,579	26,771	21,215
Deferred tax provision	3,637	4,089	5,643	3,738
Loss on extinguishment of debt	18,565	—	18,565	4,851
Other	11,431	(528)	13,286	(135)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	8,282	26,004	(1,431)	22,110
Prepaid expenses and other assets	3,704	3,332	(12,295)	(16,765)
Accounts payable	20,244	8,637	(1,000)	2,697
Accrued expenses and other liabilities	(16,420)	7,029	(10,579)	7,334
Deferred revenue	(2,919)	10,112	72,988	78,792
Net cash provided by operating activities	125,434	159,922	250,334	301,063
Cash flows from investing activities:
Capital expenditures	(7,388)	(11,680)	(18,787)	(32,235)
Payments for business and asset acquisitions, net of cash acquired	(50,041)	(26,725)	(72,990)	(27,399)
Purchases of marketable securities and other investments	(81,054)	(15,687)	(153,851)	(32,757)
Proceeds from sales and maturities of marketable securities and other investments	59,553	18,553	69,658	32,681
Net cash used in investing activities	(78,930)	(35,539)	(175,970)	(59,710)
Cash flows from financing activities:
Payments of debt	(634,055)	—	(634,055)	(511,844)
Proceeds from issuance of long-term debt, net of issuance costs	343,959	(848)	838,959	663,757
Payments for repurchase of common stock	(99,077)	(384,758)	(99,077)	(574,338)
Net payments on other long-term liabilities	(119)	(233)	(206)	(1,084)
Proceeds from issuance of common stock from employee stock plans	8,553	8,404	8,598	8,440
Cash used to net share settle employee equity awards	(2,993)	(4,802)	(43,353)	(56,973)
Net cash (used in) provided by financing activities	(383,732)	(382,237)	70,866	(472,042)
Effects of exchange rate changes on cash and cash equivalents	1,261	1,891	(1,210)	1,930
Net (decrease) increase in cash and cash equivalents	(335,967)	(255,963)	144,020	(228,759)
Cash and cash equivalents at beginning of period	961,607	506,653	481,620	479,449
Cash and cash equivalents at end of period	$625,640	$250,690	$625,640	$250,690

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
19

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2017	2016	2017	2016

GAAP revenues	$499,573	$478,733	$987,231	$964,848
Acquisition-related revenue adjustments: professional services and hosting	2,817	2,835	5,250	5,363
Acquisition-related revenue adjustments: product and licensing	8,313	5,715	14,029	11,708
Acquisition-related revenue adjustments: maintenance and support	394	130	605	364
Non-GAAP revenues	$511,097	$487,413	$1,007,115	$982,283

GAAP cost of revenues	$213,418	$205,500	$425,828	$411,098
Cost of revenues from amortization of intangible assets	(17,218)	(16,339)	(32,760)	(31,970)
Cost of revenues adjustments: professional services and hosting (1,2)	(8,080)	(7,548)	(16,490)	(15,139)
Cost of revenues adjustments: product and licensing (1,2)	(102)	(122)	(194)	(244)
Cost of revenues adjustments: maintenance and support (1)	(1,010)	(923)	(1,987)	(1,991)
Non-GAAP cost of revenues	$187,008	$180,568	$374,397	$361,754

GAAP gross profit	$286,155	$273,233	$561,403	$553,750
Gross profit adjustments	37,934	33,612	71,315	66,779
Non-GAAP gross profit	$324,089	$306,845	$632,718	$620,529

GAAP income from operations	$31,529	$32,905	$55,561	$64,405
Gross profit adjustments	37,934	33,612	71,315	66,779
Research and development (1)	8,398	7,967	16,888	17,900
Sales and marketing (1)	11,018	10,460	22,987	23,297
General and administrative (1)	11,740	10,934	20,932	21,565
Acquisition-related costs, net	5,379	1,225	14,405	3,705
Amortization of intangible assets	27,912	26,448	55,771	53,481
Restructuring and other charges, net	19,911	6,652	26,614	14,540
Costs associated with IP collaboration agreements	—	2,000	—	4,000
Other	2,721	6,025	5,711	9,875
Non-GAAP income from operations	$156,542	$138,228	$290,184	$279,547

GAAP (loss) income before income taxes	$(24,667)	$2,199	$(38,242)	$(2,099)
Gross profit adjustments	37,934	33,612	71,315	66,779
Research and development (1)	8,398	7,967	16,888	17,900
Sales and marketing (1)	11,018	10,460	22,987	23,297
General and administrative (1)	11,740	10,934	20,932	21,565
Acquisition-related costs, net	5,379	1,225	14,405	3,705
Amortization of intangible assets	27,912	26,448	55,771	53,481
Restructuring and other charges, net	19,911	6,652	26,614	14,540
Non-cash interest expense	13,732	12,579	26,771	21,215
Costs associated with IP collaboration agreements	—	2,000	—	4,000
Loss on extinguishment of debt	18,565	—	18,565	4,851
Other	2,721	6,115	5,711	10,125
Non-GAAP income before income taxes	$132,643	$120,191	$241,717	$239,359

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
20

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	(NEW METHOD)				(PRIOR METHOD)

	Three months ended		Six months ended		Three months ended		Six months ended
	March 31,		March 31,		March 31,		March 31,
	2017	2016	2017	2016	2017	2016	2017	2016

GAAP provision for income taxes	$9,141	$9,245	$19,494	$17,012	$9,141	$9,245	$19,494	$17,012
Non-cash taxes	—	—	—	—	(1,987)	(4,065)	(5,802)	(5,677)
Adjustment to income tax expense:
Income tax effect of Non-GAAP adjustments	50,658	39,627	93,289	81,684	—	—	—	—
Removal of valuation allowance and other items	(18,254)	(15,061)	(39,001)	(28,757)	—	—	—	—
Removal of discrete items	(1,675)	—	(1,732)	—	—	—	—	—
Non-GAAP provision for income taxes	$39,870	$33,811	$72,050	$69,939	$7,154	$5,180	$13,692	$11,335

GAAP net loss	$(33,808)	$(7,046)	$(57,736)	$(19,111)	$(33,808)	$(7,046)	$(57,736)	$(19,111)
Acquisition-related adjustment - revenues (2)	11,524	8,680	19,884	17,435	11,524	8,680	19,884	17,435
Acquisition-related adjustment - cost of revenues (2)	—	(209)	—	(375)	—	(209)	—	(375)
Acquisition-related costs, net	5,379	1,225	14,405	3,705	5,379	1,225	14,405	3,705
Cost of revenue from amortization of intangible assets	17,218	16,339	32,760	31,970	17,218	16,339	32,760	31,970
Amortization of intangible assets	27,912	26,448	55,771	53,481	27,912	26,448	55,771	53,481
Restructuring and other charges, net	19,911	6,652	26,614	14,540	19,911	6,652	26,614	14,540
Stock-based compensation (1)	40,348	38,163	79,478	80,511	40,348	38,163	79,478	80,511
Non-cash interest expense	13,732	12,579	26,771	21,215	13,732	12,579	26,771	21,215
Non-cash taxes	—	—	—	—	1,987	4,065	5,802	5,677
Adjustment to income tax expense	(30,729)	(24,566)	(52,556)	(52,927)	—	—	—	—
Costs associated with IP collaboration agreements	—	2,000	—	4,000	—	2,000	—	4,000
Loss on extinguishment of debt	18,565	—	18,565	4,851	18,565	—	18,565	4,851
Other	2,721	6,115	5,711	10,125	2,721	6,115	5,711	10,125
Non-GAAP net income	$92,773	$86,380	$169,667	$169,420	$125,489	$115,011	$228,025	$228,024

Non-GAAP diluted net income per share	$0.32	$0.29	$0.58	$0.55	$0.43	$0.38	$0.78	$0.74

Diluted weighted average common shares outstanding	293,072	301,253	293,331	307,889	293,072	301,253	293,331	307,889

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
21

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

NEW METHOD

	FY	FY	Q1	Q2	Q3	Q4	Q1	Q2
	2015	2016	2016	2016	2016	2016	2017	2017

GAAP provision (benefit) for income taxes	$34,538	$14,197	$7,767	$9,245	$7,846	$(10,661)	$10,353	$9,141
Income tax effect of Non-GAAP adjustments	174,238	158,624	42,057	39,627	38,360	38,581	42,631	50,658
Removal of valuation allowance and other items	(89,575)	(30,517)	(13,695)	(15,061)	(15,778)	14,018	(20,747)	(18,254)
Removal of discrete items	3,387	(4,993)	—	—	(800)	(4,193)	(57)	(1,675)
Non-GAAP provision for income taxes	$122,589	$137,311	$36,128	$33,811	$29,628	$37,744	$32,180	$39,870

GAAP net (loss) income	$(115,010)	$(12,458)	$(12,065)	$(7,046)	$(11,821)	$18,474	$(23,929)	$(33,808)
Acquisition-related adjustment - revenues	47,933	30,690	8,755	8,680	7,010	6,244	8,361	11,524
Acquisition-related adjustment - cost of revenues	(2,770)	(925)	(166)	(209)	(550)	1	—	—
Acquisition-related costs, net	14,379	17,166	2,480	1,225	4,721	8,740	9,026	5,379
Cost of revenue from amortization of intangible assets	63,646	62,876	15,631	16,339	15,107	15,799	15,542	17,218
Amortization of intangible assets	104,630	108,021	27,033	26,448	26,748	27,792	27,859	27,912
Restructuring and other charges, net	23,669	25,224	7,888	6,652	5,717	4,967	6,703	19,911
Stock-based compensation	176,776	163,828	42,348	38,163	42,447	40,871	39,130	40,348
Non-cash interest expense	29,378	47,105	8,636	12,579	12,829	13,061	13,039	13,732
Adjustment to income tax expense	(88,051)	(123,114)	(28,361)	(24,566)	(21,782)	(48,405)	(21,827)	(30,729)
Costs associated with IP collaboration agreements	10,500	4,000	2,000	2,000	—	—
Change in fair value of share-based instruments	204	(61)	—	(61)	—	—	—	—
Loss on extinguishment of debt	17,714	4,851	4,851	—	—	—		18,565
Other	25,362	16,180	4,010	6,176	2,838	3,156	2,989	2,721
Non-GAAP net income	$308,360	$343,383	$83,040	$86,380	$83,264	$90,700	$76,893	$92,773

Non-GAAP diluted net income per share	$0.95	$1.15	$0.26	$0.29	$0.30	$0.31	$0.26	$0.32

Diluted weighted average common shares outstanding	323,940	298,292	314,371	301,253	281,786	289,371	293,909	293,072

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
22

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

PRIOR METHOD

	FY	FY	Q1	Q2	Q3	Q4	Q1	Q2
	2015	2016	2016	2016	2016	2016	2017	2017

GAAP provision (benefit) for income taxes	$34,538	$14,197	$7,767	$9,245	$7,846	$(10,661)	$10,353	$9,141
Non-cash income taxes	(15,199)	12,080	(1,612)	(4,065)	(2,794)	20,550	(3,814)	(1,987)
Non-GAAP provision for income taxes	$19,339	$26,277	$6,155	$5,180	$5,052	$9,889	$6,539	$7,154

GAAP net (loss) income	$(115,010)	$(12,458)	$(12,065)	$(7,046)	$(11,821)	$18,474	$(23,929)	$(33,808)
Acquisition-related adjustment - revenues	47,933	30,690	8,755	8,680	7,010	6,244	8,361	11,524
Acquisition-related adjustment - cost of revenues	(2,770)	(925)	(166)	(209)	(550)	1	—	—
Acquisition-related costs, net	14,379	17,166	2,480	1,225	4,721	8,740	9,026	5,379
Cost of revenue from amortization of intangible assets	63,646	62,876	15,631	16,339	15,107	15,799	15,542	17,218
Amortization of intangible assets	104,630	108,021	27,033	26,448	26,748	27,792	27,859	27,912
Restructuring and other charges, net	23,669	25,224	7,888	6,652	5,717	4,967	6,703	19,911
Stock-based compensation	176,776	163,828	42,348	38,163	42,447	40,871	39,130	40,348
Non-cash interest expense	29,378	47,105	8,636	12,579	12,829	13,061	13,039	13,732
Non-cash income taxes	15,199	(12,080)	1,612	4,065	2,794	(20,550)	3,814	1,987
Costs associated with IP collaboration agreements	10,500	4,000	2,000	2,000	—	—	—	—
Change in fair value of share-based instruments	204	(61)	—	(61)	—	—	—	—
Loss on extinguishment of debt	17,714	4,851	4,851	—	—	—	—	18,565
Other	25,362	16,180	4,010	6,176	2,838	3,156	2,989	2,721
Non-GAAP net income	$411,610	$454,417	$113,013	$115,011	$107,840	$118,555	$102,534	$125,489

Non-GAAP diluted net income per share	$1.27	$1.52	$0.36	$0.38	$0.38	$0.41	$0.35	$0.43

Diluted weighted average common shares outstanding	323,940	298,292	314,371	301,253	281,786	289,371	293,909	293,072

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
23

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016

(1) Stock-based compensation
Cost of professional services and hosting	$8,080	$7,757	$16,490	$15,514
Cost of product and licensing	102	122	194	244
Cost of maintenance and support	1,010	923	1,987	1,991
Research and development	8,398	7,967	16,888	17,900
Sales and marketing	11,018	10,460	22,987	23,297
General and administrative	11,740	10,934	20,932	21,565
Total	$40,348	$38,163	$79,478	$80,511

(2) Acquisition-related revenue and cost of revenue
Revenues	$11,524	$8,680	$19,884	$17,435
Cost of professional services and hosting	—	(209)	—	(375)
Total	$11,524	$8,471	$19,884	$17,060

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
24

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016

GAAP operating expenses	$254,626	$240,328	$505,842	$489,345
Research and development (1)	(8,398)	(7,967)	(16,888)	(17,900)
Sales and marketing (1)	(11,018)	(10,460)	(22,987)	(23,297)
General and administrative (1)	(11,740)	(10,934)	(20,932)	(21,565)
Amortization of intangible assets	(27,912)	(26,448)	(55,771)	(53,481)
Costs associated with IP collaboration agreements	—	(2,000)	—	(4,000)
Acquisition-related costs, net	(5,379)	(1,225)	(14,405)	(3,705)
Restructuring and other charges, net	(19,911)	(6,652)	(26,614)	(14,540)
Other	(2,721)	(6,025)	(5,711)	(9,875)
Non-GAAP operating expenses	$167,547	$168,617	$342,534	$340,982

GAAP research and development expense	$66,232	$67,226	$132,554	$137,751
Stock-based compensation (1)	(8,398)	(7,967)	(16,888)	(17,900)
Non-GAAP research and development expense	$57,834	$59,259	$115,666	$119,851

GAAP sales and marketing expense	$93,674	$92,837	$195,190	$193,427
Stock-based compensation (1)	(11,018)	(10,460)	(22,987)	(23,297)
Costs associated with IP collaboration agreements	—	(2,000)	—	(4,000)
Non-GAAP sales and marketing expense	$82,656	$80,377	$172,203	$166,130

GAAP general and administrative expense	$41,518	$45,940	$81,308	$86,441
Stock-based compensation (1)	(11,740)	(10,934)	(20,932)	(21,565)
Other	(2,721)	(6,025)	(5,711)	(9,875)
Non-GAAP general and administrative expense	$27,057	$28,981	$54,665	$55,001

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
25

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Hosting Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$177.4	$184.6	$181.1	$187.0	$730.2	$193.3	$202.2
Adjustment	2.3	2.5	2.0	2.3	9.1	2.3	2.7
Non-GAAP Revenues	$179.7	$187.1	$183.2	$189.3	$739.2	$195.6	$204.8

Maintenance and Support Revenue	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$79.9	$79.9	$82.5	$82.0	$324.3	$82.5	$81.6
Adjustment	0.2	0.1	0.0	0.0	0.4	0.2	0.4
Non-GAAP Revenues	$80.2	$80.0	$82.5	$82.0	$324.7	$82.7	$82.0

Perpetual Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$115.2	$88.0	$80.9	$99.5	$383.6	$78.7	$76.5
Adjustment	2.0	2.2	1.4	1.0	6.6	0.7	0.5
Non-GAAP Revenues	$117.2	$90.2	$82.3	$100.5	$390.2	$79.3	$77.0

Recurring Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$63.9	$70.6	$72.1	$79.1	$285.6	$73.1	$82.8
Adjustment	4.0	3.5	3.3	2.7	13.5	5.1	7.8
Non-GAAP Revenues	$67.9	$74.1	$75.3	$81.7	$299.1	$78.2	$90.6

Professional Services Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$49.7	$55.6	$61.2	$58.7	$225.2	$60.1	$56.5
Adjustment	0.3	0.4	0.3	0.2	1.1	0.2	0.1
Non-GAAP Revenues	$50.0	$55.9	$61.5	$58.9	$226.3	$60.3	$56.7

Total Recurring Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$326.1	$339.6	$339.7	$352.1	$1,357.4	$353.0	$370.2
Adjustment	6.4	6.2	5.3	5.0	22.9	7.5	11.4
Non-GAAP Revenues	$332.5	$345.8	$345.0	$357.1	$1,380.3	$360.5	$381.7

Schedules may not add due to rounding.

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
26

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Total Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$486.1	$478.7	$477.9	$506.2	$1,948.9	$487.7	$499.6
Adjustment	8.8	8.7	7.0	6.2	30.7	8.4	11.5
Non-GAAP Revenues	$494.9	$487.4	$484.9	$512.4	$1,979.6	$496.0	$511.1

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$245.4	$242.1	$238.8	$238.1	$964.4	$237.7	$237.3
Adjustment	2.7	2.3	2.2	1.7	8.9	1.5	1.2
Non-GAAP Revenues	$248.1	$244.4	$241.0	$239.8	$973.3	$239.2	$238.5

Mobile	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$95.0	$89.9	$90.2	$95.8	$370.9	$90.5	$98.5
Adjustment	1.4	2.0	1.6	1.4	6.4	1.3	1.7
Non-GAAP Revenues	$96.4	$91.8	$91.8	$97.2	$377.3	$91.8	$100.2

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$88.3	$93.7	$94.9	$108.1	$385.0	$109.3	$112.5
Adjustment	0.5	0.8	0.3	0.9	2.5	3.7	6.9
Non-GAAP Revenues	$88.8	$94.4	$95.2	$109.0	$387.5	$112.9	$119.4

Imaging	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017
GAAP Revenues	$57.4	$53.1	$53.9	$64.2	$228.6	$50.1	$51.3
Adjustment	4.2	3.6	2.9	2.2	13.0	1.9	1.8
Non-GAAP Revenues	$61.6	$56.7	$56.8	$66.4	$241.6	$52.1	$53.0

Schedules may not add due to rounding.

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
27

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2016	2016	2016	2016	2016	2017	2017

Total segment revenues	$494.9	$487.4	$484.9	$512.4	$1,979.6	$496.0	$511.1
Acquisition-related revenue adjustments	(8.8)	(8.7)	(7.0)	(6.2)	(30.7)	(8.4)	(11.5)
Total consolidated revenues	$486.1	$478.7	$477.9	$506.2	$1,948.9	$487.7	$499.6

Total segment profit	$168.2	$168.1	$160.8	$180.6	$677.6	$161.6	$184.0
Corporate expenses and other, net	(30.7)	(35.9)	(30.9)	(30.8)	(128.2)	(31.0)	(30.2)
Acquisition-related revenues and costs of revenues adjustment	(8.6)	(8.5)	(6.5)	(6.2)	(29.8)	(8.4)	(11.5)
Stock-based compensation	(42.3)	(38.2)	(42.4)	(40.9)	(163.8)	(39.1)	(40.3)
Amortization of intangible assets	(42.7)	(42.8)	(41.9)	(43.6)	(170.9)	(43.4)	(45.1)
Acquisition-related costs, net	(2.5)	(1.2)	(4.7)	(8.7)	(17.2)	(9.0)	(5.4)
Restructuring and other charges, net	(7.9)	(6.7)	(5.7)	(5.0)	(25.2)	(6.7)	(19.9)
Costs associated with IP collaboration agreements	(2.0)	(2.0)	—	—	(4.0)	—	—
Other expense, net	(35.8)	(30.7)	(32.7)	(37.6)	(136.8)	(37.6)	(56.2)
(Loss) income before income taxes	$(4.3)	$2.2	$(4.0)	$7.8	$1.7	$(13.6)	$(24.7)

Schedules may not add due to rounding.

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
28

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	(NEW METHOD)		(PRIOR METHOD)

	Three months ended June 30, 2017		Three months ended June 30, 2017
	Low	High	Low	High
GAAP revenue	$495,000	$509,000	$495,000	$509,000
Acquisition-related adjustment - revenue	8,000	8,000	8,000	8,000
Non-GAAP revenue	$503,000	$517,000	$503,000	$517,000

GAAP net income per share	$(0.08)	$(0.04)	$(0.08)	$(0.04)
Acquisition-related adjustment - revenue	0.03	0.03	0.03	0.03
Acquisition-related costs, net	0.03	0.03	0.03	0.03
Cost of revenue from amortization of intangible assets	0.05	0.05	0.05	0.05
Amortization of intangible assets	0.10	0.10	0.10	0.10
Non-cash stock-based compensation	0.15	0.15	0.15	0.15
Non-cash interest expense	0.05	0.05	0.05	0.05
Adjustment to income tax expense	(0.09)	(0.10)	—	—
Non-cash income taxes	—	—	0.01	0.01
Restructuring and other charges, net	0.02	0.02	0.02	0.02
Other	0.01	0.01	0.01	0.01
Non-GAAP net income per share	$0.27	$0.30	$0.37	$0.41

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	288,000	288,000	288,000	288,000
Weighted average common shares: diluted	290,000	290,000	290,000	290,000

© 2017 Nuance Communications, Inc. All rights reserved

2017 second quarter results	May 9, 2017
Prepared remarks
29

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	(NEW METHOD)		(PRIOR METHOD)

	Twelve months ended September 30, 2017		Twelve months ended September 30, 2017
	Low	High	Low	High
GAAP revenue	$1,994,000	$2,034,000	$1,994,000	$2,034,000
Acquisition-related adjustment - revenue	36,000	36,000	36,000	36,000
Non-GAAP revenue	$2,030,000	$2,070,000	$2,030,000	$2,070,000

GAAP net income per share	$(0.32)	$(0.24)	$(0.32)	$(0.24)
Acquisition-related adjustment - revenue	0.12	0.12	0.12	0.12
Acquisition-related costs, net	0.10	0.10	0.10	0.10
Cost of revenue from amortization of intangible assets	0.22	0.22	0.22	0.22
Amortization of intangible assets	0.39	0.39	0.39	0.39
Non-cash stock-based compensation	0.59	0.59	0.59	0.59
Non-cash interest expense	0.20	0.20	0.20	0.20
Adjustment to income tax expense	(0.38)	(0.40)	—	—
Non-cash income taxes	—	—	0.04	0.04
Restructuring and other charges, net	0.12	0.12	0.12	0.12
Loss on extinguishment of debt	0.06	0.06	0.06	0.06
Other	0.03	0.03	0.03	0.03
Non-GAAP net income per share	$1.13	$1.19	$1.55	$1.63

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	290,000	290,000	290,000	290,000
Weighted average common shares: diluted	296,000	296,000	296,000	296,000

© 2017 Nuance Communications, Inc. All rights reserved